UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 12, 2009

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 600-0711

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Pursuant to the Third Amended and Restated Loan Agreement dated effective as of June 12, 2008, among GMX Resources Inc. (the “Company”) and Capital One, National Association, Union Bank, N.A., BNP Paribas, Compass Bank, Fortis Capital Corp. and Bank of America, N.A. (as previously amended, the “Bank Agreement”), the line of credit available to the Company from time to time under the Bank Agreement is determined by reference to a borrowing base. This borrowing base is redetermined by the bank lenders on a semiannual basis. Effective as of November 12, 2009, the Company received notice from the bank lenders that the borrowing base has been reduced to $130 million from $140 million immediately prior to such reduction. The Company presently has no amounts drawn under the Bank Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

By:	/S/ JAMES A. MERRILL
James A. Merrill, Chief Financial Officer

Date: November 13, 2009